Exhibit 5.3

[Letterhead of Kolesar and Leatham Chtd.]
October 18, 2002

JohnsonDiversey, Inc.
8310 16th St.
Sturtevant, WI 53177-0902

Jones, Day, Reavis & Pogue
77 W. Wacker Dr.
Chicago, IL 60601-1692

Re:	$300,000,000 Aggregate Principal Amount of 9.625% Senior Subordinated Notes Due 2012

€225,000,000 Aggregate Principal Amount of 9.625% Senior Subordinated Notes Due 2012

Ladies and Gentlemen:

We have acted as counsel to JWP Investments, Inc., a Nevada corporation (the “Company”) in connection with the Company’s guarantee (the “Guarantee”) of up to $300,000,000 aggregate principal amount of 9.625% senior subordinated notes due 2012 (the “Dollar Notes”) of JohnsonDiversey, Inc., a Delaware corporation, (formerly known as S.C. Johnson Commercial Markets, Inc.) (“JohnsonDiversey”) and the guarantee (the “Euro Guarantee” and, together with the Dollar Guarantee, the “Guarantees”) of up to €225,000,000, aggregate principal amount of 9.625% senior subordinated notes due 2012 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”) of JohnsonDiversey. The “Dollar Notes” will be issued pursuant to the Indenture dated as of May 3, 2002 (the “Dollar Indenture”) by and among JohnsonDiversey, as issuer, BNY Midwest Trust Company, as trustee, and each of the subsidiary guarantors signatory thereto (the “Subsidiary Guarantors”) and the Euro Notes will be issued pursuant to the Indenture dated as of May 3, 2002 (the “Euro Indenture” and, together with the Dollar Indenture, the “Indentures”) by and among JohnsonDiversey, as issuer, The Bank of New York, as trustee, and the Subsidiary Guarantors.

In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. As to matters of fact bearing upon the opinions expressed herein, we have, without investigation, relied upon the representations given by the company in the certificate provided to us and a certificate of the Nevada Secretary of

JohnsonDiversey, Inc.
Jones, Day, Reavis & Pogue
Page 2	KOLESAR & LEATHAM, CHTD.
October 12, 2002	ATTORNEYS AT LAW

State (the “Nevada Certificate”). Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

a.	Based solely upon the Nevada Certificate, the Company is a corporation duly incorporated and validly existing under Nevada law;

b.
As of the date of the Indentures, the Company had all necessary corporate power and corporate authority to enter into, and, as of the date hereof, the Company has all necessary corporate power and corporate authority to performs its obligations under, the Indentures.

c.	The execution, delivery and performance by the Company of the Indentures has been authorized by all necessary action of the Company. The Guarantees have been validly executed.

d.
When the Registration Statement on Form S-4 relating to the Dollar Notes and Euro Notes becomes effective under the Securities Act of 1933, as amended (the “Securities Act”) the Guarantees will have been validly delivered, and will constitute valid and binding obligations of the Company.

The opinions set forth herein are subject to the effect of the bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and the effect of general principals of equity, whether applied by a court of law or equity. Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Nevada. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered only to you and is solely for your benefit in connection with the registration statement on Form S-4 (the “Registration Statement”) of JohnsonDiversey to be filed with the Securities and Exchange Commission in connection with the issuance of the Notes. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/    KOLESAR & LEATHAM, CHTD.